FREEDOM TAX CREDIT PLUS L.P.
                               625 MADISON AVENUE
                               NEW YORK, NY 10022


June 30, 1997

Mr. William H. Schoenecker, MAI ASA
Vice President
Valuation Research Corporation
330 E. Kilbourn Avenue
Milwaukee, WI  53202-3142

Dear Mr. Schoenecker:

Freedom Tax Credit Plus L.P. hereby consents to the use of the report prepared by Valuation Research Corporation dated June 30, 1997 by Lehigh Tax Credit Partners L.L.C. for all uses permitted for Freedom Tax Credit Plus L.P.

Please indicate your acceptance of the above rights for Lehigh Tax Credit Partners L.L.C. by signing in the space provided below.

                                Very truly yours,


                                          Freedom Tax Credit Plus L.P.
                                          By:   Related Freedom Associates L.P.,
                                                general partner
                                          By:   Related Freedom Associates Inc.,
                                                general partner

                                          By:     /s/ Alan P. Hirmes
                                                --------------------
                                                Alan P. Hirmes
                                                Vice President

AGREED TO AND ACCEPTED:

Valuation Research Corporation

By:  /s/ William H. Schoenecker
     --------------------------
     William H. Schoenecker
     Vice President